Exhibit T3A-57

Form LLC-5.5	Illinois Limited Liability Company Act Articles of Organization	FILE # 04756878

Secretary of State Jesse White		FILED
Department of Business Services	Filing Fee: $500	APR 07 2014
Limited Liability Division	Expedited Fee: $100	Jesse White
www.cyberdriveillinois.com	Approved By: REH	Secretary of State

1.	Limited Liability Company Name:	TIMBER CARE LLC

2.	Address of Principal Place of Business where records of the company will be kept:

347 LOCKWOOD AVENUE

NORTHFIELD, IL 60093

3.	Articles of Organization effective on the filing date.

4.	Registered Agent’s Name and Registered Office Address:

UNITED CORPORATE SERVICES, INC.
901 S 2ND ST STE 201
SPRINGFIELD, IL 62704-7909 SANGAMON

5.	Purpose for which the Limited Liability Company is organized:

“The transaction of any or all lawful business for which Limited Liability Companies may be organized under this Act.”

6.	The LLC is to have perpetual existence.

7.	The Limited Liability Company has management vested in the member(s).

COLUMBIA CARE ILLINOIS, LLC

874 WALKER ROAD, SUITE C

DOVER, DE 19904

8.	Name and Address of Organizer

I affirm, under penalties of perjury, having authority to sign hereto, that these Articles of Organization are to the best of my knowledge and belief, true, correct and complete.

Dated: APRIL 07, 2014	ROBERT K. MAYERSON
874 WALKER ROAD, SUITE C
DOVER, DE 19904

This document was generated electronically at www.cyberdriveillinois.com